UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 16, 2019

China Bat Group, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-36055	45-4077653
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 104, No. 33 Section D,

No. 6 Middle Xierqi Road,

Haidian District, Beijing, China

(Address of Principal Executive Offices)

+86 (010) 59441080

(Issuer’s telephone number)

China Commercial Credit, Inc.

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year

On January 11, 2019, China Bat Group, Inc. (formerly known as China Credit Commercial, Inc.) (the “Company”) filed a Certificate of Amendment of the Certificate of Incorporation with the Secretary of State of Delaware to effect the following: (1) a name change (the “Name Change”) and (2) a 1 for 5 reverse stock split (the “Reverse Split”) of the shares of the Company’s issued and outstanding common stock, par value $0.001 (the “Common Stock”) (collectively, the “Charter Amendment”). The Charter Amendment is expected to become effective on January 17, 2019.

We have submitted the requisite documents and other information to the NASDAQ Listing Center to process the Name Change and Reverse Split. The Company’s CUSIP number changed as a result of the Name Change and Reverse Split to 16955B106.

As a result of the Reverse Split, every five (5) shares of the Company’s issued and outstanding Common Stock will be combined into one (1) issued and outstanding share of the Company’s Common Stock. There will be no fractional shares. Any fractional shares that would have resulted because of the Reverse Split will be rounded up to the nearest whole share.

Item 9.01 Financial Statement and Exhibits

(d) Exhibits

Exhibit 3.1 -	Certificate of Amendment to Certificate of Incorporation

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA BAT GROUP, INC.

Date: January 16, 2019	By:	/s/ Jiaxi Gao
	Name:	Jiaxi Gao
	Title:	Chief Executive Officer

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